UNIT CORPORATION
RESTRICTED STOCK AWARD AGREEMENT

PERSONAL AND CONFIDENTIAL

[Date]

Participant Name	[--------------------]
Date of Grant	[--------------------]
Number of Shares of Restricted Stock subject to this Award	[--------------------]
Expiration Date	[--------------------]

We are pleased to inform you that as an employee of Unit Corporation or one of its Affiliates, you have been granted an Award of Shares of Restricted Stock under the Unit Corporation Stock and Incentive Compensation Plan (the "Plan"). Each Share of Restricted Stock under this Award is composed of one share of Unit Corporation's common stock, $0.20 par value per share. This Award is subject to your acceptance as provided in Section 1 below and the terms and conditions that follow in this agreement.

The date of the Award evidenced by this agreement (the "date of grant") is set forth above.

The terms and conditions of this Award, including non-standard provisions permitted by the Plan, are set forth below.

1.  Acceptance of Award.  This Award can be accepted by signing your name in the space provided on the enclosed copy of this agreement and causing it to be delivered to the Secretary of Unit Corporation, 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136, before the 30th day after the date of grant. If the Secretary does not receive your properly signed copy of this agreement before the time and date specified in the previous sentence, then, despite anything else stated in this agreement, this Award will be void as if it was never awarded to you and will be of no effect. Your signing and timely delivering a copy of this agreement will evidence your acceptance on the terms and conditions stated in this agreement.

2.  Issuance of Restricted Stock.

(a)
Unless you are advised otherwise by the Secretary of Unit Corporation, your unvested Shares of Restricted Stock will be held in book entry form. You agree that Unit Corporation may give stop transfer instructions to the depository to ensure compliance with the provisions of this agreement. You hereby (i) acknowledge that your unvested Shares of Restricted Stock will be held in book entry form on the books of Unit Corporation's depository (or another institution specified by Unit Corporation), and irrevocably authorize Unit Corporation to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited, (ii) agree to deliver to Unit Corporation, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares of Restricted Stock, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agree to sign such other powers and take such other actions as Unit Corporation may reasonably request to accomplish the transfer or forfeiture of any unvested Shares of Restricted Stock that are forfeited under this agreement.

(b)
In the event the Secretary of Unit Corporation advises you that your unvested Shares of Restricted Stock will be represented by a certificate, then, subject to the provisions of this agreement, Unit Corporation shall issue and register on its books and records in your name a certificate (or certificates)

in the amount of the Shares of Restricted Stock subject to this Award as set forth above. Each certificate shall bear a legend, substantially in the following form:

"The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Unit Corporation Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Unit Corporation."

The certificate(s) shall be retained by Unit Corporation (or its designee) until the time that all restrictions or conditions applicable to the Shares have been satisfied or lapsed.

3.  Restrictions.  In addition to the other terms contained in this agreement or the Plan, the Shares of Restricted Stock shall be subject to the following restrictions:

(a)
Neither (i) the Shares of Restricted Stock, (ii) the right to vote the Shares of Restricted Stock, (iii) the right to receive dividends on the Shares of Restricted Stock, or (iv) any other rights under this agreement may be sold, transferred, donated, exchanged, pledged, assigned, or otherwise alienated or encumbered until (and then only to the extent of) the Shares of Restricted Stock are delivered to you.

(b)
You shall have, with respect to the Shares of Restricted Stock, all of the rights of a holder of Shares, including the right to vote such shares and to receive any cash dividends thereon. The Committee, however, may determine that cash dividends shall be automatically reinvested in additional Shares which shall become Shares of Restricted Stock and shall be subject to the same restrictions and other terms of this Award. Unless otherwise determined by the Committee, dividends payable in Shares shall be treated as additional Shares of Restricted Stock subject to the same restrictions and other terms of this Award and you shall deliver a stock power, duly endorsed in blank, relating to the additional Shares of Restricted Stock on payment of any such dividend.

(c)
During your lifetime the Shares of Restricted Stock shall only be delivered to you. Any Shares of Restricted Stock transferred in accordance with this agreement shall continue to be subject to the terms and conditions of this agreement, including, without limitation, the provisions of this Section 5. Any transfer permitted under this agreement shall be promptly reported in writing to Unit Corporation's Secretary.

4.  Delivery of Shares of Restricted Stock.  Unless previously forfeited, Unit Corporation shall deliver to you, or your designated beneficiary, or if none, to your devisees in the event of death, a certificate representing Shares (in lieu of the Shares of Restricted Stock) in the following percentages of the Shares of Restricted Stock subject to this Award on the following dates:

(i)	[---]% on the [---------------] anniversary of the date of grant;
(ii)	an additional [---]% on the [---------------]anniversary of the date of grant; and
(iii)

the remaining [---]% on the [---------------]anniversary of the date of grant (the time before the [---------------] anniversary of the date of grant being called in this agreement the "Restriction Period").

The certificate(s) delivered shall not contain the legend referred to in Section 2 but shall contain any legend required by federal and state securities laws. The Shares represented by such certificate(s) shall not be subject to the restrictions set forth above in Section 3.

5.  Affect of Death or Disability.  Despite what is provided for in Section 4, if your employment with Unit Corporation or one of its Affiliates terminates before you have vested in all or any Shares of Restricted Stock by reason of your death or disability (as determined by the Committee in its sole discretion), the vesting requirements shall be accelerated and all Shares of Restricted Stock that have not vested shall vest 100% as of the date of such death or disability.

6.  Affect of Other Causes of Termination of Employment.

(a)
On termination of your employment with Unit Corporation or any of its Affiliates for any reason during the Restriction Period (except (i) in the event of death or disability under Section 5, (ii) as a result of a change of control subject to Section 9, or (iii) unless the Committee determines otherwise in the case of your retirement), you shall forfeit all Shares of Restricted Stock that have not been previously delivered to you in Shares that are not subject to the restrictions set forth above in Section 3.

(b)
For the purposes of this agreement, your employment by an Affiliate of Unit Corporation shall be considered terminated on the date that the company by which you are employed is no longer an Affiliate of Unit Corporation.

7.  Transfer of Employment; Leave of Absence.  A transfer of your employment from Unit Corporation to an Affiliate or vice versa, or from one Affiliate to another, without an intervening period, shall not be deemed a termination of employment. If you are granted an authorized leave of absence, you shall be deemed to have remained in the employ of the company by which you are employed during such leave of absence.

8.  Adjustments in Shares of Restricted Stock.

(a)
The existence of this agreement and the Shares of Restricted Stock shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of Unit Corporation (or any of its Affiliates) to make or authorize any reorganization or other change in its capital or business structure, any merger or consolidation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the Shares of Restricted Stock, the dissolution or liquidation of the company or any sale or transfer of all or any part of its (or their) assets or business.

(b)
In the event of any corporate event or transaction that is subject to the provisions of Section 4.2 of the Plan, the Committee may make adjustments or amendments to the terms of this Award as it deems appropriate under the circumstances, in its sole discretion. Any adjustments or amendments may include, but are not limited to, (i) changes in the number and kind of Shares of Restricted Stock set forth above, (ii) changes in the grant price per share, and (iii) accelerating the delivery of the Shares of Restricted Stock. The determination by the Committee as to the terms of any amendments or adjustments shall be conclusive and binding.

9.  Change of Control.  Article 14 of the Plan shall apply to the terms of this Award in the event a Change of Control occurs.

10.  Tax Matters.  Federal income tax withholding (and state and local income tax withholding, if applicable) may be required in respect of taxes on income realized when restrictions are removed from the Shares of Restricted Stock. You are required to deliver to Unit Corporation the amounts that it determines should be withheld, provided, however, that you may pay a portion or all of such withholding taxes by electing to have (i) Unit Corporation withhold a portion of the Shares that would otherwise be delivered to you or (ii) you can deliver to Unit Corporation Shares that you have owned for at least six months, in either case, having a Fair Market Value (as of the date that the amount of taxes is to be withheld) in the amount to be withheld, and provided further that your election shall be irrevocable.

11.  Employment.  Nothing contained in this agreement or the Plan shall confer on you any right to continue in the employ or other service of Unit Corporation or any of its Affiliates or limit in any way the right of your employer to change your compensation or other benefits or to terminate your employment or other service with or without Cause.

12.  Short-Swing Trading.  An executive officer of Unit Corporation who receives an award of Restricted Stock must report the transaction on a Form 4 Statement of Changes in Beneficial Ownership filed within two trading days with the EDGAR database of the Securities and Exchange Commission. While the General Counsel of Unit Corporation will draft the Form 4 on your request, the filing is your personal responsibility. Further, executive officers should review Unit Corporation's Policy Statement On Insider Trading before making arrangements for the sale of Shares.

13.  Forfeiture of Award.  If at any time during your employment by Unit Corporation or one of its Affiliates the Committee determines that you have engaged in any activity in competition with any activity of Unit Corporation or its Affiliates, or activity or conduct that is inimical, contrary or harmful to the interests of Unit Corporation or its Affiliates, including but not limited to:

(a)	conduct relating to your employment for which either criminal or civil penalties against you may be sought;

(b)
conduct or activity that results in the termination of your employment because of your: (i) failure to abide by your employer's rules and regulations governing the transaction of its business, including without limitation, its Code of Business Ethics and Conduct; (ii) inattention to duties, or the commission of acts while employed with your employer amounting to negligence or misconduct; (iii) misappropriation of funds or property of Unit Corporation or any of its Affiliates or committing any fraud against Unit Corporation or any of its Affiliates or against any other person or entity in the course of employment with Unit Corporation or any of its Affiliates; (iv) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of Unit Corporation or any of its Affiliates or to the benefits of which Unit Corporation or any of its Affiliates is entitled; or (v) the commission of a felony or other crime involving moral turpitude;

(c)
accepting employment with, acquiring a 5% or more equity or participation interest in, serving as a consultant, advisor, director or agent of, directly or indirectly soliciting or recruiting any employee of Unit Corporation or any of its Affiliates who was employed at any time during your tenure with Unit Corporation of an of its Affiliates, or otherwise assisting in any other capacity or manner any company or enterprise that is directly or indirectly in competition with or acting against the interests of Unit Corporation or any of its Affiliates (a "competitor"), except for (i) any isolated, sporadic accommodation or assistance provided to a competitor, at its request, by you during your tenure with Unit Corporation or any of its Affiliates, but only if provided in the good faith and reasonable belief that such action would benefit Unit Corporation or any of its Affiliates by promoting good business relations with the competitor and would not harm Unit Corporation or any of its Affiliates interests in any substantial manner or (ii) any other service or assistance that is provided at the request or with the written permission of Unit Corporation or any of its Affiliates;

(d)	disclosing or misusing any confidential information or material concerning Unit Corporation or any of its Affiliates; or

(e)
making any statement or disclosing any information to any customers, suppliers, lessors, lessees, licensors, licensees, regulators, employees or others with whom Unit Corporation or any of its Affiliates engages in business that is defamatory or derogatory with respect to the business, operations, technology, management, or other employees of Unit Corporation or any of its Affiliates, or taking any other action that could reasonably be expected to injure Unit Corporation or any of its Affiliates in its business relationships with any of the foregoing parties or result in any other detrimental effect on Unit Corporation or any of its Affiliates;

then this Award of Shares of Restricted Stock shall automatically terminate and be forfeited effective on the date on which you breached this Section 13 as determined by the Committee and (i) all Shares acquired by you under this agreement (or other securities into which those Shares have been converted or exchanged) shall be returned to Unit Corporation or, if no longer held by you, you shall pay to Unit Corporation, without interest, all cash, securities or other assets received by you on the sale or transfer of such stock or securities, and (ii) all unvested Shares of Restricted Stock shall be forfeited.

(f)	If you owe any amount under the above subsections of this Section 13, you acknowledge that your employer may, to the fullest extent permitted by applicable law, deduct such amount from any amounts your employer owes you from time to time for any reason (including without limitation amounts owed to you as salary, wages, reimbursements or other compensation, fringe benefits, retirement benefits or vacation pay). Whether or not your employer elects to make any such set-off in whole or in part, if your employer does not recover by means of set-off the full amount you owe it, you hereby agree to pay immediately the unpaid balance to your employer.

14.  Listing; Securities Considerations.  Despite anything else in this agreement, if at any time Unit Corporation determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the Shares issuable under this agreement is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of the Shares of Restricted Stock, or the removal of any restrictions imposed on such Shares, such Shares shall not be issued, in whole or in part, or the restrictions on the Shares removed, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Unit Corporation.

15.  Binding Effect.  This agreement shall inure to the benefit of and be binding on the parties to this agreement and their respective heirs, executors, administrators, legal representatives and successors. Without limiting the generality of the foregoing, whenever the term "you" is used in any provision of this agreement under circumstances where the provision appropriately applies to the heirs, executors, administrators or legal representatives to whom this Award may be transferred as provided for in this agreement, the term "you" shall be deemed to include that person or persons.

16.  Plan Provisions Govern.

(a)
This Award is subject to the terms, conditions, restrictions and other provisions of the Plan as fully as if all those provisions were set forth in their entirety in this agreement. If any provision of this agreement conflicts with a provision of the Plan, the Plan provision shall control.

(b)
You acknowledge that a copy of the Plan and a prospectus summarizing the Plan was distributed or made available to you and that you were advised to review that material before entering into this agreement. You waive the right to claim that the provisions of the Plan are not binding on you and your heirs, executors, administrators, legal representatives and successors.

(c)	Capitalized terms used but not defined in this agreement have the meaning given those terms in the Plan.

(d)
By your signature below, you represent that you are familiar with the terms and provisions of the Plan, and hereby accept this agreement subject to all of the terms and provisions of the Plan. You have reviewed the Plan and this agreement in their entirety and fully understand all provisions of this agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee on any questions arising under the Plan or this agreement.

17.  Governing Law.  This agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma despite any laws of the State of Oklahoma that would apply the laws of a different State.

18.  Severability.  If any term or provision of this agreement, or the application of this agreement to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, both parties intend for any court construing this agreement to modify or limit that provision so as to render it valid and enforceable to the fullest extent allowed by law. Any provision that is not susceptible of reformation shall be ignored so as to not affect any other term or provision of this agreement, and the remainder of this agreement, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this agreement shall be valid and enforced to the fullest extent permitted by law.

19.  Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that may be required to be deliver to you (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by Unit Corporation. Electronic delivery may be via electronic mail system or by reference to a location on a company intranet to which you have access. You hereby consent to any and all procedures Unit Corporation has established or may establish for an electronic signature system for delivery and acceptance of any such documents that may be required to be delivered to you, and agrees that your electronic signature is the same as, and shall have the same force and effect as, your manual signature.

20.  Entire Agreement; Modification.  The Plan and this agreement contain the entire agreement between the parties with respect to the subject matter contained in this agreement and may not be modified except as provided in the Plan, as it may be amended from time to time in the manner provided in the Plan (or in this agreement), or as it may be amended from time to time by a written document signed by each of the parties to this agreement. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained in this agreement made before the signing of this agreement shall be void and ineffective for all purposes.

21.  Counterparts.  This agreement may be signed in duplicate counterparts, each of which shall be deemed to be an original.

In Witness Whereof, the parties have caused this agreement to be signed and delivered as of the day and year first above written.

Unit Corporation		Participant:

	___________________________________	_________________________________________
By:	Signature	Signature
Title:
Date:		Date: